Exhibit 99.1 (b) 1

Report of Independent Auditors

Shareholders
TechRx Incorporated

We have audited the accompanying consolidated balance sheets of TechRx Incorporated as of May 31, 2002 and June 30, 2001, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the eleven-month period and year then ended, respectively. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TechRx Incorporated at May 31, 2002 and June 30, 2001, and the results of its operations and its cash flows for the eleven-month period and year then ended, respectively, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

July 2, 2002